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                                                                   EXHIBIT 10.37

                                   AGREEMENT

     AGREEMENT made this 6th day of March, 1997 by and between MEDALLION TAXI MEDIA, INC. (the "Agency") and the taxicab corporations whose names are listed on Schedule "A" annexed hereto and made a part hereof, or their designees (collectively, the "Corporations").

                                   WITNESSETH

     WHEREAS, The Agency is engaged in the taxi top advertising display business; and

     WHEREAS, the Corporations wish to utilize the services of the Agency to provide exterior taxicab advertising for taxicabs owned, operated or controlled by the Corporations; and

     WHEREAS, the Metropolitan Taxicab Board of Trade, Inc. ("MTBOT") has been designated as the agent of the Corporations in connection with the execution and implementation of this Agreement.

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   EXCLUSIVE DESIGNATION OF AGENCY: AUTHORITY OF MTBOT
          ---------------------------------------------------

     The Corporations grant to Agency the sole and exclusive right and privilege for the five (5) year period from the Commencement Date (as hereinafter defined) to sell, obtain, and place advertising (hereinafter sometimes referred to as the "Advertising") for display on the rooftops of taxicabs owned, operated or controlled by the Corporations during such period (the "Taxicabs"), provided, however, that with respect to Taxicabs in excess of the Minimum Number (as hereinafter defined), if the Agency shall not have advised the Corporations
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that it wishes to place Advertising on any such Taxicabs, within sixty (60) days after receiving written notice that certain Taxicabs in excess of the Minimum Number are available therefor, then such Taxicabs referred to in the notice shall not be subject to Agency's exclusive right hereunder and advertising from other sources may be placed on such Taxicabs. If the Agency shall have elected to place Advertising on such Taxicabs in excess of the Minimum Number, then the Agency shall have sixty (60) days to actually place Advertising on such Taxicabs and to commence making the required payments to MTBOT for such Taxicabs. MTBOT represents and warrants to the Agency that: (a) it is duly authorized by the Corporations as their agent and attorney-in-fact to act on behalf of the Corporations and bind each of the Corporations to the terms of this Agreement and (b) it has the legal authority to enter into this Agreement and that doing so will not violate any other agreement to which it or any of the Corporations is a party. The "Taxicabs" are those taxicabs operated by the Corporations, which have been made available to the Agency for the installation of the frames or devices for the display of the Advertising (the "Displays").

     2.   PREFERRED STATUS OF CORPORATIONS; PAYMENTS
          -------------------------------------------

     (a) The Agency agrees to-use its best reasonable efforts to solicit the Advertising for display on Taxicabs during the term of this Agreement. Commencing after the expiration of the first two years of the term of this Agreement and then only upon the occurrence of the Tobacco Termination (as hereinafter defined), Agency agrees that the Taxicabs shall be given preference with respect to all advertising obtained by Agency for placement on

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taxicabs in New York City and, to the extent that the Agency has not obtained sufficient advertising for all taxicabs covered by agreements with Agency, Agency agrees that available advertising shall first be placed on the Taxicabs.

     (b) In consideration for the rights and privileges granted herein, the Agency agrees to pay MTBOT, as agent for the Corporations, or to such other agent or representative as the Corporations may, from time to time, designate by written notice to the Agency, the following sums:

          (i) during the first twelve (12) month period after the Commencement Date, the sum of $52.00 per month per Taxicab for those taxicabs made available to the Agency for the display of the Advertising, provided, however, that the Agency shall not be required to pay such $52.00 monthly sum for more than the Minimum Number of Taxicabs unless the Agency has actually placed or, as set forth in Section 1, Committed to place Advertising on more than the Minimum Number of Taxicabs;

          (ii) during the second twelve (12) month period after the Commencement Date, the sum of $52.00 per month per Taxicab for those Taxicabs made available to the Agency for the display of the Advertising, provided, however, that the Agency shall not be required to pay such $52.00 monthly sum for more than the Minimum Number of Taxicabs, unless the Agency has actually placed or, as set forth in Section 1, committed to place Advertising on more than the Minimum Number of Taxicabs;

          (iii) during the third twelve (12) month period after the Commencement Date, subject to the provisions of Section 10, the sum of $53.00 per month per Taxicab for those Taxicabs made

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available to the Agency for the display of the Advertising, provided, however, that the Agency shall not be required to pay such $53.00 monthly sum for more than the Minimum Number of Taxicabs, unless the Agency has actually placed or, as set forth in Section 1, committed to place Advertising on more than the Minimum Number of Taxicabs;

          (iv) during the fourth twelve (12) month period after the Commencement Date, subject to the provisions of Paragraph 10, the sum of $55.00 per month per Taxicab for those Taxicabs made available to the Agency for the display of the Advertising, provided, however, that the Agency shall not be required to pay such $55.00 monthly sum for more than the Minimum Number of Taxicabs, unless the Agency has actually placed or, as set forth in Section 1, committed to place Advertising on more than the Minimum Number of Taxicabs;

          (v) during the fifth twelve (12) month period after the Commencement Date, subject to the provisions of Paragraph 10, the sum of $57.00 per month per Taxicab for those Taxicabs made available to the Agency for the display of the Advertising, provided, however, that the Agency shall not be required to pay such $57.00 monthly sum for more than the Minimum Number of Taxicabs, unless the Agency has actually placed or, as set forth in Section 1, committed to place Advertising on more than the Minimum Number of Taxicabs.

     (c) For purposes of this Agreement, the "Minimum Number of Taxicabs" shall be equal to the lesser of (a) the number of Taxicabs made available to the Agency for the display of the Advertising or (b) 1,600 prior to expiration of the Susan

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Agreement (as defined below) and 1,760 thereafter.

     (d) The monthly sums referred to in subsection (b) of this Paragraph shall be paid to MTBOT during the term of this Agreement, whether or not the Agency has obtained Advertising for such Taxicabs, except as otherwise provided in this Agreement.

     (e) The monthly payments to be made to MTBOT on behalf of the Corporations shall be paid monthly, no later than the last day of the calendar month following the calendar month in which the Advertising is displayed, e.g.,
                                                                    ----
payments for March must be received by MTBOT no later than April 30. In the event that any such payment to MTBOT is not timely made as aforesaid, Agency shall be required to pay to MTBOT a late fee calculated on a per annum basis at the rate of the prime lending rate of Citibank, N.A., as in effect from time to time, plus five percent, applied to each such late payment for the period during which such payment is late. In addition, and notwithstanding the foregoing, any failure to make a timely payment to MTBOT shall constitute a breach of this Agreement by the Agency, authorizing MTBOT, if it so elects, to terminate this Agreement in which event MTBOT shall be entitled to seek damages from Agency (and the Guarantor, as hereinafter provided). The election by MTBOT to terminate this Agreement may be made only after written notice to Agency, by facsimile transmission and certified mail, with a copy of such notice to Agency's counsel, also by facsimile transmission, as set forth in Section 13, and the expiration of a four business day cure period for Agency to make the payment in question.

     (f) In the event a Taxicab is added or subtracted from the pool of Taxicabs made available to the Agency for the display of

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Advertising, the monthly payment provided for hereunder shall be adjusted, pro rata, on the basis of the number of days in the month during which such Taxicab was available to the Agency for the display of Advertising.

     3.   SIGNING BONUS PAYMENT
          ---------------------

     Agency agrees to pay to MTBOT, on behalf of the Corporations, the sum of $250,000 (the "Signing Bonus") upon the execution of this Agreement by the parties hereto. At the time of such execution of this Agreement, MTBOT agrees to deliver to the Agency a list of the Taxicabs to be made available to the Agency for the display of the Advertising, by medallion number and associated Corporation. Such list shall identify no less than 1600 Taxicabs and the requirement of at least 1600 Taxicabs on such list shall be a condition precedent to the Agency's obligation to pay the Signing Bonus, which shall be paid by bank or certified check, made payable to MTBOT, or by wire transfer.

     4.   NUMBER OF TAXICABS
          ------------------

     (a) In the event that the number of Taxicabs, during the term of this Agreement, declines so that 1500 or fewer Taxicabs are made available to the Agency for the display of the Advertising, the Agency shall be entitled to a credit against the Signing Bonus, pro rated on the basis of the number of Taxicabs made available to the Agency, as compared to the required minimum of 1600 on the basis of the remaining term of the Agreement. The credit shall be calculated by taking into account decreases in increments of 100 Taxicabs. Thus, for example, if the number of Taxicabs made available to the Agency for Advertising decreases to 1435 Taxicabs on the second anniversary of the Commencement

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Date of this Agreement, the credit due to the Agency would be as follows:

100    3
----   -
1600 X 5 (Remaining Term of Agreement) X $250,000 = $9,375

This credit would be subject to further upward or downward adjustment, if the available Taxicabs thereafter increase to 1600 or more, or decrease to less than 1400, during the term of this Agreement, provided, however, the aggregate of the upward adjustments may not exceed the aggregate amount of prior downward adjustments.

     (b) In the event that the number of Taxicabs, during the term of this Agreement, declines so that fewer than 1200 taxicabs are made available to the Agency for the display of the Advertising, the Agency may elect to terminate this Agreement on 60 days advance written notice to MTBOT. Alternatively, if the Agency does not elect to terminate this Agreement, as aforesaid, the Agency shall be entitled to receive a credit against the Bonus Payment, as such credit is computed under the provisions of Sub-paragraph (a) above, and the parties will otherwise continue to operate under the terms of this Agreement.

     (c) In the event that the Corporations, either at the outset of this Agreement or during its term, make available to the Agency for the display of the Advertising more than the Minimum Number of Taxicabs, the Agency's written consent shall be required at such time in order for this Agreement to be applicable to Taxicabs in excess thereof.

     (d) Subject to the other provisions of this Section 4, the Corporations shall be free, from time to time, to increase or

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decrease the number of Taxicabs made available to the Agency for the display of the Advertising and Corporations who become new members of MTBOT shall become a party to this Agreement by an assumption in writing of the obligations of the Corporations hereunder and the execution of appropriate documentation designating MTBOT as its agent and attorney-in-fact with respect to this Agreement.

     (e) Corporations who, during the term of this Agreement, elect to terminate their membership in and association with MTBOT, shall continue to be bound to the terms of this Agreement.

     (f) The parties hereto acknowledge that Susan Maintenance, Inc. ("Susan") is currently a party to an agreement with the Agency for the display of advertising (the "Susan Agreement"). After the termination of the Susan Agreement, Taxicabs operated by Susan and made available to the Agency for the display of the Advertising shall be included in the number of Taxicabs made available to the Agency by the Corporations for the display of the Advertising, including the required minimum of 1600 Taxicab for the payment of the Signing Bonus and for purposes of any credit to the Agency with respect to the Signing Bonus. During the term of the Susan Agreement, Agency's Obligations to Susan, including its obligation to make any payment with respect to Advertising on Displays on Taxicabs operated by Susan, shall be governed solely by the Susan Agreement. Immediately upon the expiration of the current term of the Susan Agreement, the Susan Taxicabs shall be subject to the terms of this Agreement.

     5.   DISPLAYS; INSURANCE
          -------------------

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     (a)  Subject to the provisions of subsection 5(h), Agency, at its sole expense, shall provide each Corporation with the necessary Displays to contain the advertising material by September 22, 1997, and such Displays shall at all times remain the property of Agency, except as hereinafter set forth. Agency may install up to 300 of said Displays at the Corporations' garages at their request, at mutually convenient times, which shall be on or prior to October 10, 1997, on Taxicabs made available to the Agency by the Corporations and any replacements thereof and additions thereto. Except as provided above, Corporations shall install all Displays in accordance with specifications furnished by Agency, for a fee of $30.00 per Taxicab installation which Agency agrees to pay to the Corporations. Such installation shall be completed by October 15, 1997 (the "Commencement Date") and, if any of the Corporations have elected to make such installations, but have failed to do so by October 15, 1997, or if the Corporations that have not elected to make such installations shall not have made any such Taxicabs available to the Agency for installation by October 10, 1997, the payments provided for in Section 2(b) (i) will not commence for any Taxicabs for which Corporations have failed to make or have failed to have made timely installations until the installations are so made and the Agency is so notified. If at least one-half of the Displays have been installed, whether by Agency or the Corporations by October 1, 1997, then, notwithstanding the October 15, 1997 Commencement Date under this Agreement, the payments by Agency provided for in Section 2(b)(i) shall commence, pro rata, as of October 1, 1997.

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The $30.00 installation fee shall be applicable only for the initial installation of Displays and not to subsequent replacement installations. The Corporations shall provide reasonable care for such Displays and keep them reasonably clean. Agency agrees to service such Displays, as required, and to provide, at its expense, the necessary parts, including, but not limited to, fluorescent lights, to keep and maintain such Displays in the same condition as when installed, less ordinary wear and tear.

     (b) Upon termination of this Agreement, Agency, if not in material default hereunder, shall have the right to remove the Displays at its expense and, at mutually convenient times, Corporations shall make its Taxicabs available at their garages for such purpose. In the event of such a material default, Agency shall be entitled to written notice thereof and a thirty day period to cure any such default, unless such default is with respect to any sums due to MTBOT hereunder in which event the period to cure such default shall be four business days. Upon removal of any Displays, whether upon termination of this Agreement or otherwise, Agency shall not be required to perform or pay for any of the following: repair of holes in roofs of the taxicabs, making of electrical connections, installation of substitute roof lights or fixtures.

     (c) Agency acknowledges that Corporations are relying on Agency's skill and judgment in selecting and furnishing the Displays, and Agency represents and warrants that such Displays (including the advertising material attached to such Displays) will be fit for the purpose intended and will comply with all

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pertinent governmental and other relevant regulations.  Corporations agree to supply the necessary wiring for transmission of electrical current to the roof of the taxicabs at the Corporations' own cost and expense. Corporations agree that the bulbs used in the signs for "Taxi" and "Off Duty", as well as the directional signals and the medallion number are the sole responsibility of the Corporations.

     (d) Agency agrees to reimburse Corporations for all cost and damage incurred by Corporations arising from the installation, maintenance, use and removal of the Displays and/or signs, provided, however, such reimbursement and expense shall be limited to the following matters: (i) insurance protection for the benefit of Corporations required to be maintained by Agency pursuant to this Agreement, (ii) actual damage to the vehicles or any part thereof on which the Displays and/or signs are attached, even if not covered by insurance, but excluding lost revenues to the Corporations as a result of any vehicle not being in an operating condition. In the event a sign is damaged, requiring replacement and which also is the primary cause of a Taxicab becoming non-operational, Agency will supply a replacement sign within twenty-four (24) hours after receipt of written notice of such required replacement. In the event of the failure of Agency to supply such replacement sign within twenty-four (24) hours after written notice as set forth above, Agency will be liable to the Corporations for lost revenues to the Corporations as a result of the vehicle not being in an operating condition, except that the first 24-hour period shall not be included in the period for which Agency shall be liable for such lost revenues.

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Corporations agree to give Agency written notice promptly of any demand, summons or notice asserting a claim, demand or action relating to the indemnification provided herein. Agency shall have no obligations as to any such matters until receipt by Agency of such notice.

     (e) Agency shall, throughout the term hereof and at Agency's own expense, provide for the benefit of the Corporations a liability insurance policy, providing $500,000/$1,000,000 in coverage as to personal injuries or death, and $50,000 in coverage as to property damage resulting from or related to the Displays and advertising as described herein. The original insurance policy or a certificate of insurance, and all renewal policies or certificates evidencing such insurance, together with proof of payment of all premiums payable thereon, shall be deposited by Agency with MTBOT, with each renewal policy to be deposited with MTBOT at least ten days prior to the expiration of the insurance which it is to replace or renew. The policy or policies provided for in this subparagraph may be for the benefit of both the Corporations and Agency.

     (f) The Corporations shall not be responsible for any loss of Displays or damage thereto due to accident, theft or breakage, unless any such accident, theft or breakage is caused primarily by the gross negligence or wilful misconduct of the Corporations.

     (g) In the event that the Corporations, pursuant to their current agreement with Vango Media, Inc. ("Vango") have purchased from Vango the Displays currently installed on the Taxicabs, and have so advised the Agency, in writing, by March 21, 1997, then

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the Agency agrees to purchase such currently installed Displays at a purchase price of $150 per Display. All such Displays shall be conveyed by the Corporations free and clear of all liens, encumbrances and claims. Agency shall pay to MTBOT on behalf of the Corporations such purchase price for the Displays within thirty days of the Commencement Date. In such event, Agency shall not be required to provide each Corporation with Displays as contemplated by Section 5(a) and the Commencement Date for all purposes shall be September 22, 1997.

     6.   ADVERTISING COPY
          -----------------

     (a) The Corporations shall permit Agency to change the advertising copy on each of its Taxicabs as required by the advertisers at Agency's expense. The Corporations shall, at mutually convenient times, make the taxicabs available at their garages for such purpose. It is contemplated that advertising copy on Taxicabs will be changed on a rotating basis, so as to minimize the frequency with which any particular Taxicab must be taken out of service for such a change. In the event that any Taxicab is not available to Agency's employees for a copy change after one visit at a mutually agreed time, then Corporations shall be responsible, at their sole expense, for changing the advertising copy within five (5) days of receipt of ad copy from Agency, at no charge to Agency.

     (b) Agency agrees that any of the Corporations shall have the option to change the advertising copy with Corporations' own personnel for a fee of $5.00 per copy change per Taxicab. The option must be exercised, in writing, by the individual Corporation. The copy must be changed within ten (10) days of

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receipt of the ad copy by the Corporation.  The continuation of this ad copy change option shall be subject to reasonable performance standards of the Agency and may be canceled by Agency, in writing, at Agency's sole discretion.

     (c) Each change of advertising copy by a Corporation's own personnel shall require that each such Corporation send to Agency, on forms supplied to the Corporations by Agency, written notice of the date of the change of advertising copy, the identity of the advertiser and the medallion number of the Taxicab carrying such Advertising (e.g., 3/15/98; Kool; 2 N 32). In the event that an
                           ----
advertiser requests a photograph of its new advertising copy, as carried on a Corporation's Displays, the Corporation shall either (i) provide to the Agency a Polaroid picture of such mounted ad copy, in which case the Agency will pay to the Corporation $1.00 for each such photograph; or (ii) if the Corporation elects not to provide such photographs, it shall immediately so advise the Agency, in which case the Agency will change the ad copy itself and the Corporation will not be entitled to the fee of $5.00 per copy change, as referred to in subsection 6(b), with respect to those ad changes for which pictures are required.

     (d) Corporations will not mark, deface, or damage the Displays or posters in any way (e.a., stencils, paint, stickers, etc.). If advertising copy shall not have been changed in the time frames provided for in this Section 6, then, and in such event, until such advertising copy is so changed, a Taxicab shall not be deemed to have been available to the Agency for the display of Advertising and the payments provided for in Section 2

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shall not be paid with respect to such Taxicab during such period.

     7.   COMMENCEMENT DATE; TERM
          -----------------------

     (a) The term of this Agreement shall commence on the Commencement Date and shall continue in effect (unless earlier terminated pursuant to the provisions hereof) for a period of five years from the Commencement Date.

     (b) The Agency shall have a right of first refusal (the "Renewal Right") to enter into a renewal agreement with the Corporations after the expiration of the full term of this Agreement and provided that this Agreement was not terminated by the Corporations, pursuant to the provisions hereof, prior to the expiration of the full five-year term of this Agreement. The Agency's Renewal Right shall, subject to the other provisions of this subsection, entitle it to enter into a renewal agreement with the Corporations, provided that it agrees to terms that are at least as favorable to the Corporations as those offered in writing by any other party proposing to entering into such an agreement with the Corporations.

     8.   PUBLIC SERVICE OR OTHER ADVERTISING
          -----------------------------------

     In the event that Agency is unable or elects not to place Advertising, whether paid or, prior to the Tobacco Termination, unpaid, on all of the Displays installed on the Taxicabs, the Corporations may place either their own corporate or fleet message on such unused Displays or non-paying public service advertisements. Except as otherwise provided in this Agreement, Agency shall be required to make the monthly payments to MTBOT for the Minimum Number of Taxicabs, even if Displays on such

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Taxicabs carry such alternative advertising or if they carry no advertising at all, because Agency has been unable to obtain Advertising for such Displays. All costs and expenses for such alternative advertising shall be borne by the Corporations and is subject to the unavailability of paid advertising obtained by Agency.

     9.   TRANSFER OF MEDALLIONS
          ----------------------

     In the event any Corporation intends to sell or otherwise transfer medallions carried by Taxicabs with Displays in transactions whereby the transferee will not assume the benefits any obligations of this Agreement, MTBOT or Corporations shall give Agency ten days advance notice of such intended transfer, except where such a notice is not practical under the circumstances, in which case notice will be given as promptly as is reasonably practical, but in no event less than three business days prior to such intended transfer. During such notice period, Agency or, upon Agency's and the Corporation's mutual agreement and the payment to the Corporation by Agency of a $30.00 fee, the Corporation shall remove all Displays and advertising material from the Taxicabs to be sold or otherwise transferred. Upon removal of any Displays, whether upon termination of this Agreement or otherwise Agency shall not be required to perform or pay for any of the following: repair of holes in roofs of Taxicabs, making of electrical connections, or installation of substitute roof lights or fixtures. If Agency does not receive any such removed Display within thirty days of such removal, the Corporation shall pay to Agency the fair market value of any such Display. MTBOT and any transferring Corporation will, where

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practicable, advise the transferee of the terms of this Agreement and seek to have the transferee assume the benefits and obligations of this Agreement unless such transferee already is a party to a contract with Agency. If so assumed, the medallions covered by such assumption shall continue to be included in the number of Taxicabs referred to in Section 4.

     10.  TOBACCO ADVERTISING
          -------------------

     (a) The parties hereto acknowledge that the advertising of tobacco products has heretofore constituted a substantial portion of the advertising obtained by Agency for display on taxicabs. Agency has advised the Corporations that the discontinuance of such advertising, whether as a result of legal restrictions placed on such advertising or self-imposed restrictions by tobacco product manufacturers or advertisers, could significantly adversely affect Agency's ability to obtain Advertising for placement on the Displays.

     (b)  As a result of the foregoing, the parties hereto agree as follows:

          (i) During the first two years of the term of this Agreement, Agency shall be unconditionally required to make the payments to MTBOT on behalf of the Corporations referred to in Paragraph 2 of this Agreement, regardless of whether or not tobacco advertising continues or is reduced or terminated;

          (ii) Commencing with the third year of the term of this Agreement and for the balance of such term, in the event (and only in such event) that tobacco product advertising on Taxicabs is terminated (the "Tobacco Termination") by any of Phillip Morris, R.J. Reynolds, or Brown and Williamson (a) as a

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result of legal restrictions placed on such advertising or (b) at the sole discretion of such advertiser other than as a result of any business dispute or disagreement between Agency and any such advertiser, then Agency shall be required to pay to MTBOT on behalf of-the Corporations the monthly payments referred to in Paragraph 2 only for those Taxicabs actually carrying paid advertising obtained by Agency or, as set forth in Section 1, for which Agency has committed to place Advertising.

     11.  RIGHT OF TERMINATION
          --------------------

     This Agreement may be terminated by Agency by written notice to MTBOT at least ninety days prior to the effective date of such termination, which termination shall not become effective prior to the expiration of the initial two years of the term of this Agreement. Such written notice of termination to MTBOT shall, in order to be effective, be accompanied by a payment (the "Cancellation payment'), by bank or certified check, payable to MTBOT, in an amount computed as follows:

          the sum of $175,000 multiplied by a fraction, the numerator of which is the number of full or partial months after the effective date of the termination of this Agreement that would have remained in the full five-year term of this Agreement and the denominator of which is thirty-six.

     12.  MEDALLION FINANCIAL GUARANTY
          ----------------------------

     (a) Agency's corporate parent, Medallion Financial Corp. (the "Guarantor"), hereby agrees to guarantee to MTBOT on behalf of the Corporations the payment to MTBOT by Agency, when due, of the following:

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          (i)  the signing Bonus;

          (ii) the monthly payments of $52.00 per Taxicab for the initial twenty-four (24) months of the term of this Agreement as referred to in Paragraph 2(b) of this Agreement;

          (iii) the purchase price of the installed Displays, if the Corporations have purchased such Displays from Vango and have timely advised Agency of their availability, as referred to in Paragraph 5(g); and

          (iv) the Cancellation Payment, as referred to in Paragraph 11 of this Agreement.

     (b) Neither MTBOT nor the Corporations shall have an obligation to commence any legal action against Agency or to otherwise exhaust any legal remedies or otherwise seek to collect from Agency any of the foregoing sums in order to invoke Guarantor's guarantee agreement hereunder, which shall be unconditional and not subject to any set-off or affirmative defense except for any set-off or affirmative defense that would be available to Agency, provided that Agency has not timely made any of the above payments to MTBOT, as called for in this Agreement. MTBOT shall be entitled to demand payment directly from Guarantor, and Guarantor shall be bound to pay to MTBOT, any of the aforesaid sums within ten days of Guarantor's receipt of a written demand for payment from MTBOT, which demand shall state the amount due, the date when such payment was due, the fact that Agency has failed to make such payment, and the provision of this Agreement which provides for such payment by Agency. Guarantor's agreement to guarantee to MTBOT the payment of certain obligations of Agency hereunder shall survive the termination of

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this Agreement and the bankruptcy or insolvency of Agency.

     13.  NOTICES
          -------

     All notices under this Agreement shall be in writing and transmitted by facsimile transmission and by certified mail, return receipt requested, or hand delivered, to the following addresses:

     (a)  If to MTBOT or the Corporations (or any of them), to:

          Ronald Stoppelmann, President
          Metropolitan Taxicab Board of Trade, Inc.
          24-16 Bridge Plaza
          Long Island City, New York
          Fax: 718-784-1329

     with a copy to:

     Merril A. Mironer, Esq.
     Rosenman & Colin LLP
     575 Madison Avenue
     New York, New York 10022
     Fax: 212-940-8563

     (b)  If to Agency, to:

     Medallion Taxi Media Inc.
     205 East 42nd Street
     New York, New York 10017
     Att: Berton Miller
     Fax: 212-983-0351

     with a copy to:

     George Lander, Esq.
     Morse, Zelnick, Rose & Lander, LLP
     450 Park Avenue
     New York, New York 10022
     Fax: 212-838-9190

     (c)  If to Guarantor, to:

     Medallion Financial Corp.
     205 East 42nd Street
     New York, New York 10017
     Att: Andrew Murstein
     Fax: 212-983-0351
     with a copy to:

     George Lander, Esq.
     Morse, Zelnick, Rose & Lander, LLP
     450 Park Avenue
     New York, New York 10022
     Fax: 212-838-9190

Any party desiring changes in the place or parties to which notices are to be mailed or delivered shall notify the other parties to this Agreement pursuant to the procedure set forth in this paragraph. In the event that MTBOT ceases to represent the Corporations under this Agreement, Corporations shall promptly select a successor so that Agency may deal with a representative of Corporations at all times. Agency shall not be obligated to deal with such representative until Agency shall have received written notice as to same.

     The requirement that a copy of any notice hereunder be sent to counsel for the Corporations and/or MTBOT or Agency and/or the Guarantor, as noted above, shall be strictly adhered to and any failure to send such a copy to counsel shall render any such notice void and ineffective.

     14.  ARBITRATION
          -----------

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York in accordance with the commercial rules then obtaining of the American Arbitration Association or by such other method of arbitration as shall be mutually agreed to by Agency and the Corporations.

     15.  ADVERTISING PERMITS
          -------------------

     Agency shall have the sole and continuing obligation to obtain all necessary rights, approvals, privileges, and/or consents from the New York City Taxi & Limousine Commission and any other governmental agency or body whose consent may be required in order to carry out the provisions of this Agreement. Agency will pay all necessary permit fees, license fees and other governmental fees of any kind or nature pertaining to the installation, display and maintenance of the advertising material, Displays and signs provided for in this Agreement. Agency will pay all such fees directly and in the first instance to the applicable governmental agency without the need for the Corporations to first advance the payment of such fees.

     16.  REPRESENTATIONS AND WARRANTIES BY AGENCY AND GUARANTOR
          ------------------------------------------------------

     Each of Agency and Guarantor hereby represents and warrants to MTBOT and the Corporations that:

     (a) each of such parties is duly incorporated and in good standing under the laws of the State of New York and has the corporate power to enter into this Agreement;

     (b) this Agreement has been duly authorized by each of such parties and that all necessary corporate action has been taken in order to make this a binding and legally enforceable agreement against each of such parties; and

     (c) the execution and delivery of this Agreement to MTBOT by each of such parties will not violate any other agreement to which they, or either of them, are parties.

     17.  APPLICABLE LAW; COUNTERPARTS
          ----------------------------

     (a) This Agreement shall be construed and interpreted according to the internal laws of the State of New York without giving effect to the conflicts of laws provisions thereof, and the rights and obligations of all parties interested or claiming hereunder shall, at all times, be governed by the internal laws of the State of New York.

     (b) This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

     18.  FORCE MAJEURE
          -------------

     None of the parties hereunder shall be liable for any loss, damage or liability resulting from an inability to perform hereunder arising by reason of strikes or other labor troubles, fire or other casualty, lack of, or inability to obtain raw materials, labor, fuel or supplies or any other cases, contingencies or circumstances beyond the control of such party, including, specifically, changes in applicable laws or regulations or the withdrawal or suspension of any required governmental permits, consents or the like.

     19.  WRITTEN AMENDMENT; ACTION BY CORPORATIONS
          -----------------------------------------

     This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. It is agreed for the purposes hereof that the Corporations shall act by vote of the Corporations owning or operating a majority of the Taxicabs under this Agreement. The execution by MTBOT of any amendment to this Agreement shall be conclusive evidence that the Corporations owning or operating a majority of the Taxicabs covered by this Agreement shall have voted to approve such amendment.

     20.  ASSUMPTION OF AGREEMENT; ASSIGNABILITY
          --------------------------------------

     (a) The parties hereto agree that any corporation which hereafter becomes a member of MTBOT shall become a party to this Agreement by executing and delivering to MTBOT and to Agency an assumption in writing of the obligations of the Corporations hereunder.

     (b) This Agreement is not assignable by Agency without the prior written consent of the Corporations, which consent will not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the 6th day of March, 1997.


                         MEDALLION TAXI MEDIA, INC.


                         By:     /s/ Andrew Murstein
                            ------------------------------
                               President


                         METROPOLITAN TAXICAB BOARD OF TRADE, INC.

                         as attorney-in-fact and agent
                         for the Corporations


                         By:     /s/ Ronald Stoppelmann
                            ------------------------------
                               President


                         FOR PURPOSES OF SECTIONS 12
                         AND 14:
                         MEDALLION FINANCIAL CORP.


                         By:     /s/ Andrew Murstein
                            ------------------------------
                               President